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                                                                    Exhibit 24.6


                         CONSENT OF WILLIAM E. MACAULAY


           In connection with the Registration Statement of Patina Oil & Gas Corporation ("Patina"), I consent to being named therein as about to become a director of Patina, and to the statements therein with respect to me.



                                              /s/ William E. Macaulay
                                              -----------------------
                                              William E. Macaulay


Greenwich, Connecticut
October 15, 1997